Exhibit 1.3

STATEMENT MEETING OF THE COMMISSIONERS

RESOLUTION

AMENDMENT TO ARTICLES OF INCORPORATION

“PT. INDOSAT Tbk”

Number: 122.

On this day, Monday, date twenty three of January two thousand six (23-1-2006), time 13.15 WIB (fifteen minutes pass thirteen Western Indonesian Time), appear before me, AULIS TAUFANI, Sarjana Hukum (Master of Law), based on the Letter of                                  dated on the 25th (twenty fifth) of October 2005 (two thousand five) Number: W7.HT.03.07-2118 YEAR 2005, as a Substitute for Mister SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the appearing individual whose name shall be mentioned below, in the presence of the witnesses whose names shall be mentioned at the end of this deed:

Mister JOHNNY SWANDI SYAM, born in Jakarta, on the 15 (fifteenth) of August 1960 (one thousand sixty), Director of a limited liability company which will be mentioned below, residing in Jakarta, Jalan Pulo Asem I Number 10,

Rukun Tetangga 003/ Rukun Warga 001, Kelurahan Jati, Kecamatan Pulo Gadung, Jakarta Timur, the holder of Resident’s Identification Card number: 09.5402.150860.0425, Indonesian citizen;

According to his statement, in this respect, acting in his capacity as mentioned above and based on Appointment Letter dated on the eighteenth of January 2006 (two thousand six) made privately, duly stamped and a photocopy in accordance to its original attached to the minutes of this deed, as Director appointed by Mister HASNUL SUHAIMI, born in Bukit Tinggi, on 23rd (twenty third) of April 1957 (one thousand nine hundred fifty seven), President Director of a limited liability company which will be mentioned below, residing in Jakarta, Komplek Wariyah Thayibah, Rukun Tetangga 001/ Rukun Warga 001, Kelurahan Srengseng, Kecamatan Kembangan, Jakarta Barat, the holder of Resident’s Identification Card number:09.5208.230457.0175, Indonesian citizen, Appointment Letter made according to the Appointment Letter made on the 10th (tenth) of June 2005 (two thousand five), made privately, duly stamped and a photocopy in accordance to its original attached to the minutes of this deed, in this case the President Director appointed by Mister PETER SEAH LIM HUAT, born in Singapore, on the 23rd (twenty third) of

August 1946 (one thousand nine hundred forty six), President Commissioner of a limited liability of company which will be mentioned below, residing in Cuppage Road Suite #10-11/19, Starhub Center, Singapore 229469, the holder of Singaporean Resident’s Identification Card number: S0337313D, Singapore Citizen.

The Party hereto acting in his capacity first verifies the following:

Whereas on Monday, on date 21 (twenty one) July 2003 (two thousand three), located in Bintan Lagoon Resort, had been held a meeting of commissioners of ‘PT. INDOSAT Tbk.’, a limited liability company established in regards of Law Number 1 Year one thousand nine hundred six seven (UU Number 1/ Year 1967) Juncto Law Number eleven Year one thousand nine hundred seventy (UU Number 11/ Year 1970) concerning Foreign Investment, domiciled and based in Jakarta, which Articles of Incorporation was published in the State Gazette of the Republic of Indonesia dated on 29 (twenty nine) March 1968 (one thousand nine hundred sixty eight) Number 26 Supplement Number 24;

Articles of Incorporation has been amended couple of times and to ease the reading, thus the Articles of Incorporation is being rearranged as published in the deed dated 8 (eight) March 2004 (two thousand four) Number 7, made before Messrs. POERBANINGSIH ADI WARSITO, Sarjana Hukum (Master of Law), Notary in Jakarta, where the report on amendment to Articles of Incorporation was received and recorded in the Database of Sisminbakum Directorate General Public Law Administration Department of Justice and Human Rights of the Republic of Indonesia, date 8 (eight) Match 2004 (two thousand four) Number: C- 05582 HT.01.04 TH. 2004;

Then amended in succession by:

Notary’s deed, dated 30 (thirty) September 2004 (two thousand four) Number 145, which have been approved by the Minister of Law and Human Rights of the Republic of Indonesia dated 2 (two( December 2004 (two thousand four) Number: C-29270 HT.01.04.TH.2004 and report on amendment to the articles of incorporation received and recorded in the Database of Sisminbakum Directorate General of Public Law Administration of the Republic of Indonesia dated 8 (eight) of December 2004 (two thousand four) Number C-29270 HT.01.04.TH.2004;

Notary’s deed, date 24 (twenty four) December 2004 (two thousand four) Number 141, where report of the amendment to the articles of incorporation was received and recorded in the Database of Sisminbakum Directorate General of Public Law Administration of the Republic of Indonesia date 4 (four) January 2005 (two thousand five) Number: C- 00088 HT.01.04.TH.2005;

Notary’s deed, date 14 (fourteen) January 2005 (two thousand five) Number 79, where report of the amendment to the articles of incorporation was received and recorded in the Database of Sisminbakum Directorate General of Public Law Administration Department of Law and Human Rights of the Republic of Indonesia date 4 (four) February 2005 (two thousand five) Number: C-03065 HT.01.04.TH.2005;

Notary’s deed, date 28 (twenty eight) April 2005 (two thousand five) Number 150, where report of the amendment to the articles of incorporation was received and recorded in the Database of Sisminbakum Directorate General of Public Law Administration Department of Law and Human Rights of the Republic of Indonesia date 19 (nineteen) May 2005 (two thousand five) Number: C-13676 HT.01.04.TH.2005;

Notary’s deed, date 22 (twenty two) July 2005 (two thousand five) Number 157, where report of the amendment to the articles of incorporation was received and recorded in the Database of Sisminbakum Directorate General of Public Law Administration Department of Law and Human Rights of the Republic of Indonesia date 8 (eight) August 2005 (two thousand five) Number: C-21968 HT.01.04.TH.2005;

Notary’s deed, date 21 (twenty one) October 2005 (two thousand five) Number 145, where report of the amendment to the articles of incorporation was received and recorded in the Database of Sisminbakum Directorate General of Public Law Administration Department of Law and Human Rights of the Republic of Indonesia date 2 (two) December 2005 (two thousand five) Number: C-32142 HT.01.04.TH.2005;

Notary’s deed, date 21 (twenty one) October 2005 (two thousand five) Number 146, where report of the amendment to the articles of incorporation was received and recorded in the Database of Sisminbakum Directorate General of Public Law Administration Department of Law and Human Rights of the Republic of Indonesia date 16 (sixteen) December 2005 (two thousand five) Number: C-33508 HT.01.04.TH.2005;

And amendment on the last structure of members of Board of Directors and Commissioners as published in Notary’s deed, dated on 22 (twenty two) December 2005 (two thousand five) Number 200;

Hereinafter will be referred to as “Company”;

The minutes of meeting made privately, duly stamped and photocopy of its original from the extract attached to the minutes of this deed;

Hereinafter will be referred to as “Meeting”;

Whereas in accordance to the stipulation in Article 17 point 2 of the Articles of Incorporation of the Company for the implementation of the said Meeting, previously notification has been conducted by the Commissioner of the Company to all member of the Commissioners of the Company by written letter dated on 4 (four) July 2003 (two thousand three) Number 001/KOM/VII/2003, made privately and its photocopy attached to the minutes of this deed;

Whereas in the Meeting member of commissioners were present/ represented by 8 (eight) members of Commissioners or 88, 88% (eighty eight coma eighty eight percent) of the entire member of Commissioners of the Company that consist up to that present time 9 (nine) persons;

Thus based on the stipulation in Article 17 point 3 of the Articles of Incorporation of the Company, the said meeting is valid structurally and entitled to make valid resolutions concerning matters discussed and decided in the meeting;

Whereas the Commissioners of the Company utilize the authority given by the General Meeting of the Share Holders conducted on the 26 (twenty six) June 2003 (two thousand three) as recorded in deed date 26 (twenty six) June 2003 (two thousand three) Number 89, made by Notary Messrs POERBANINGSIH ADI WARSITO, Sarjana Hukum (Master of Law), where the meeting has agreed to publish the maximum of 51.775.000 (fifty one million seven hundred seventy five thousand) share B series and provided authority to the Commissioners of the Company to conduct share expense in the total and time in accordance with the ESOP program which acts as a follow up of the Extra Ordinary General

Meeting of the Shareholders held on 27 (twenty seven) December 2002 (two thousand two) as recorded in deed date 27 (twenty seven) December 2002 (two thousand two) Number 40, made by Messrs RINI YULIANTI, Sarjana Hukum (Master of Law), Notary Candidate, at the time a substitute of Notary Messrs POERBANINGSIH ADI WARSITO, Sarjana Hukum (Master of Law),where the meeting among all, has provided principle approval on plan of publishing share ownership program by employees (ESOP) by regulation of the total of shares to be published shall be the maximum of 5% (five percent) from the capital located in the Company.

Thus, now the appearing individual acting as said and by utilizing the attorney declares that at the said Meeting, resolutions as follow have been made:

Approving the proposal submitted by the Board of Directors of the Company concerning Employee Stock Option Program (ESOP) as attached in the Decree of the Commissioners;

Whereas in the Attachment of Commissioners’ Decree, has been agreed that the total of shares to be issued for ESOP program phase I and II is of 51.775 (fifty one thousand seven hundred seventy five) lot or of 25.887.500 (twenty five million eight hundred eighty seven thousand five hundred) shares, each shares with nominal value of Rp. 500, 00 (five hundred Rupiahs);

Whereas based on the Minutes of the Extra Ordinary General Meeting of the Shareholders Deed Number 6 date 8 (eight) March 2004 (two thousand four) made by Notary Messrs. POERBANINGSIH ADI WARSITO, Sarjana Hukum (Master of Law), Company has done division of nominal value of shares A and B series from Rp. 500,00 (five hundred Rupiah) to Rp.100,00 (one hundred Rupiahs) per share;

Thus total share that shall be issued by the Company for ESOP program phase I and II is 129.437.500 (one hundred twenty nine million four hundred thirty seven five hundred) shares, each share with a nominal value of Rp 100, 00 (one hundred Rupiah);

Whereas based on Notary’s deeds, date 24 (twenty four) December 2004 (two thousand four) Number 141, date 14 (fourteen) January 2005 (two thousand five) Number 79, date 28 (twenty eight) April 2005 (two thousand five) Number 150, date 22 (twenty two) July 2005 (two thousand five) Number 157 and date 21 (twenty one) October 2005 (two thousand five) Number 145, Company has issued shares in regards of ESOP program phase I of 121.428.000 (one hundred twenty one million four hundred twenty eight thousand) shares;

Whereas based on the Minutes of Annual Extra Ordinary Meeting of the Shareholders dated 22 (twenty two) June 2004 (two thousand four) Number 124, made by me, Notary, the shareholders of the Company agree invalid option and unused spares of ESOP phase I shall be allocated to be distributed to ESOP phase II, by bearing in mind the date of distribution of ESPO phase II;

Thereby the total share that will be issued for ESOP phase II is 50% (fifty percent) of the total of ESOP or of 258.857 (two hundred fifty eight thousand eight hundred fifty seven) lot added by invalid options and unused spares of ESOP phase I.

Whereas based on Notary’s deed date 21 (twenty one) October 2005 (two thousand five) Number 146, Company has issued shares in regards of ESOP phase II program of 26.277.500 (twenty six million two hundred seventy seven thousand five hundred) shares;

Whereas based on the List of Company Shareholders as of date 31 (thirty one) December 2005 (two thousand five), the total of the shares issued by the Company in regards of ESOP phase II program for the period since 1 (first) of October 2005 (two thousand five) until date 31 (thirty first) of December 2005 (two thousand five) is 30.969.000 (thirty million nine hundred sixty nine thousand) shares, each with a nominal value of Rp 100,00 (one hundred Rupiahs);

In relation to the resolution above, and based on the attorney given by the Meeting, the appearing individual herewith declares that Company, as of the 1 (first) of October 2005 (two thousand five) until dare 31 (thirty first) of December 2005 (two thousand five) has issued shares in savings of 30.969.000 (thirty million nine hundred sixty nine thousand) shares of B series, each shares with a nominal value of Rp. 100, 00 (one hundred Rupiahs), thus increase capital located and paid in fully in Company from a total of Rp. 532.520.550.000, 00 (five hundred thirty two billion five hundred twenty million five hundred fifty thousand Rupiahs), divided to 5.325.205.500 (five billion three hundred twenty five million two hundred five thousand five hundred) shares into

Rp. 535.617.450.000, 00 (five hundred thirty five billion six hundred seventeen million four hundred fifty thousand Rupiahs) divided to 5.356.174.500 (five billion three hundred fifty six million one hundred seventy four thousand five hundred) shares.

In relation to the above mentioned, thus Article 4 point 2 of the Articles of Incorporation of the Company amended to as follow:

2. Of the authorized capital, have been located and of every share have been paid in full entirely by cash of 5.356.174.500 (five billion three hundred fifty six million one hundred seventy four thousand five hundred) shares consist of 1 (one) share A Series and 5.356.174.499 (five billion three hundred fifty six million one hundred seventy four thousand four hundred ninety nine) shares of B Series or with a total of nominal value of Rp 536.617.450.000, 00 (five hundred thirty five billion six hundred seventeen million four hundred fifty thousand Rupiahs), namely by:

a.	The Republic of Indonesia as many as 1 (one) share – A series and 776.624.999 (seven hundred seventy six million six hundred twenty four thousand nine hundred ninety nine)shares of B series or with an entire nominal value of seventy seven billion six hundred sixty two million five hundred thousand Rupiahs………………Rp. 77.662.500.000, 00

b.	Indonesia Communications Limited as many as 2.171.250.000 (two billion one hundred seventy one million two hundred fifty thousand) shares B series or with an entire nominal value of two hundred seventeen billion one hundred twenty five million rupiahs……………………………………………Rp. 217.125.000.000, 00

c.	Community as many as 2.408.299.500 (two billion four hundred eight million two hundred ninety nine thousand five hundred) shares of B series or with an entire nominal value of two hundred forty billion eight hundred twenty nine million nine hundred fifty thousand rupiahs………………Rp. 240.829.950.000, 00

Furthermore, the appearing individual acting as above verifies that in relation to the said resolution gives an attorney to Mister Doktorandus BAMBANG TEDJO ANGGONO BUDI , Sarjana Hukum (Master of Law), employee of Notary’s Office

SUTJIPTO, Sarjana Hukum (Master of Law), residing in Jakarta, with substitution right to propose a report concerning the amendment to the authorized party, including but not limited to the Minister of Law and Human Rights of the Republic of Indonesia and register it in Obligatory Company Registration in accordance with the valid regulation and for that purpose, appear if necessary, sign proposals, deeds and other letters, furthermore conduct any useful or necessary to achieve the purpose, nothing being exception.

The appearing individual is known to me, Notary.

IN WITNESS WHEREOF THIS DEED

Has been made as minutes and executed in South Jakarta, on the day and date first written above, in the presence of:

1.

Mister DEDY SYAMRI, Sarjana Hukum (Master of Law), born in Panad, on the 12th (twelfth) of March 1971 (one thousand nine hundred seventy one), residing in Bogor, Taman Kenari Jagorawi, Blok IIC Number 21, Rukun Tetangga 04/ Rukun Warga 13, Keluarahan Puspasari, Kecamatan Citeureup, Kabupaten Bogor, West Java, the holder of Resident’s Identification Card number:32.03.15.2023/ 2917/ 2600086, temporarily in Jakarta;

2.	Messrs NASROKAH ERNAWATI, Sarjana Hukum (Master of Law), born in Bantul, on the 16th (sixteenth) of November 1966 (one thousand nine hundred sixty six), residing in Jakarta, Jalan C Number 28, Rukun Tetangga 001/ Rukun Warga 002,Kelurahan Dukuh, Kecamatan Kramat Jati, Jakarta Timur, the holder of Resident’s Identification Card number:09.5106.561166.0277;

Both are notary assistants, known to be, Notary, as witnesses hereto.

Immediately after this deed has been read by me, the Notary, to the Party and witnesses hereto, this deed is signed by the Party and witnesses hereto, and me, the Notary.

Done with alteration, namely one replacement, without addition.

The minutes of this deed have been signed appropriately Issued as a true copy.

Substitute for Notary in Jakarta

(AULIA TAUFANI, SH.)